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                                                                   EXHIBIT 10.28

                               UNITED STATES OF AMERICA
                                  STATE OF MINNESOTA
                                  COUNTY OF HENNEPIN
                     BROOKLYN PARK ECONOMIC DEVELOPMENT AUTHORITY

NO. R-1                                                              $893,402.00
                              TAX INCREMENT REVENUE NOTE
                                     SERIES 1997

                                                            Date
Rate:                                                 of Original Issue

9.50%                                                 February 1, 1997

    The Brooklyn Park Economic Development Authority (the "Authority"), for value received, certifies that it is indebted and hereby promises to pay to AVECOR Cardiovascular Inc. or registered assigns (the "Owner"), the principal sum of $893,402 and to pay interest thereon at the rate of 9.50% per annum (the "Stated Rate"), as and to the extent set forth herein. (NOTE: PAYMENT HEREUNDER IS SUBJECT TO AND RESTRICTED BY SECTION 4.3(D) OF INDIVIDUAL DEVELOPMENT AGREEMENT #5 BY AND BETWEEN THE AUTHORITY AND RYAN CONSTRUCTION COMPANY OF MINNESOTA, INC. ("RYAN") DATED OCTOBER 4, 1996.)

    1. PAYMENTS. Principal and interest ("Payments") shall be paid semi-annually on each February 1 and August 1, commencing August 1, 1998 and continuing to and including February 1, 2005 ("Payment Dates") in the amounts set forth in Attachment A hereto (the "Payment Schedule"), but only to the extent of Available Tax Increment as hereinafter defined. Payments shall be applied first to accrued interest, and then to unpaid principal.

    Payments are payable by mail to the address of the Owner or such other address as the Owner may designate upon 30 days written notice to the Authority. Payments on this Note are payable in any coin or currency of the United Sates of America which, on the Payment Date, is legal tender for the payment of public and private debts.

    2. INTEREST. Interest at the Stated Rate shall accrue on this Note's initial principal amount of $893,402 (the "Initial Principal") commencing on the Date of Original Issue set forth above. The interest that will accrue between the Date of Original Issue and February 1, 1998 shall be added to the Initial Principal on February 1, 1998 and the sum of $980,291 shall be the Principal Amount of this Note. Interest shall accrue on the unpaid balance of the Principal Amount at the Stated Rate from and after February 1, 1998, and shall be compounded on each Payment Date. Such interest shall be due and payable as part of the semi-annual Payments provided in the Payment Schedule attached hereto.

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    3.   AVAILABLE TAX INCREMENT. Payments on this Note are payable solely from
"Available Tax Increment," which shall mean, on each Payment Date, 52.5% of the Tax Increment generated in the preceding six (6) months with respect to "Individual Development Property #5" and the "Individual lmprovements" thereon and remitted to the Authority by Hennepin County not to exceed the total scheduled Payment set forth in the Payment Schedule, all as such terms are defined in the Individual Development Agreement #5, dated as of October 4, 1996 (the "Agreement") between the Authority and Ryan.

    Available Tax Increment shall not include any Tax Increment generated by the Individual Development Property #5 if, as of any Payment Date, the Owner has breached and failed to cure any term or condition of the Agreement.

    The Authority shall have no obligation to pay principal of and interest on this Note on any Payment Date from any source other than Available Tax lncrement, and the failure of the Authority to pay the entire amount of principal or interest on this Note on any Payment Date as set forth in the Payment Schedule shall not constitute a default hereunder as long as the Authority pays principal and interest hereon to the extent of Available Tax Increment. If on any Payment Date there is available to the Authority insufficient Available Tax Increment to pay all amounts due on such date, the amount of such deficiency shall be deferred and shall be paid, without interest thereon, on the next Payment Date on which the Authority has available to it Available Tax Increment in excess of the amount necessary to pay the amount due on such Payment Date. The Authority shall have no obligation to pay unpaid balance of principal or accrued interest that may remain after the final Payment due on February 1, 2005.

    4. OPTIONAL PREPAYMENT. The principal sum and all accrued interest payable under this Note is prepayable in whole or in part at any time by the Authority without premium or penalty.

    5. TERMINATION. At the Authority's option, this Note shall terminate and the Authority's obligation to make any payments under this Note shall be discharged upon the occurrence of an Event of Default on the part of the Developer as defined in Section 9.1 of the Agreement, but only if the Event of Default has not been cured in accordance with Section 9.2 of the Agreement.

    6. NATURE OF OBLIGATION. This Note is an issue to aid in financing certain qualified costs and administrative costs of a Project undertaken by the Authority pursuant to Minnesota Statutes, Sections 469.124 through 469.134, and is issued pursuant to an authorizing resolution (the "Resolution") duly adopted by the Authority (the terms of which are incorporated herein), and pursuant to and in full conformity with the Constitution and laws of the State of Minnesota, including MINNESOTA STATUTES, Sections 469.174 to 469.179. This Note is a limited obligation of the Authority which is payable solely from Available Tax Increment pledged to the payment hereof under the Resolution. This Note and the interest hereon shall not be deemed to constitute a general obligation of the State of Minnesota or any political subdivision thereof, including, without limitation, the Authority. Neither the State of Minnesota, nor any political subdivision thereof shall be obligated to pay the principal of or interest on this Note or other costs incident


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hereto except out of Available Tax Increment, and neither the full faith and credit nor the taxing power of the State of Minnesota or any political subdivision thereof is pledged to the payment of the principal of or interest on this Note or other costs incident hereto.

    EXCEPT AS TO THE OBLIGATION TO MAKE PAYMENTS FROM AVAILABLE TAX INCREMENT, THIS NOTE IS NOT A DEBT OF THE AUTHORITY, THE CITY OF BROOKLYN PARK (THE "CITY"), OR THE STATE OF MINNESOTA (THE "STATE"), AND NEITHER THE AUTHORITY, THE C1TY, THE STATE, NOR ANY POLITICAL SUBDIVISION THEREOF SHALL BE LIABLE ON THE NOTE, NOR SHALL THE NOTE BE PAYABLE OUT OF ANY FUNDS OR PROPERTIES OTHER THAN AVAILABLE TAX INCREMENT.

    7. REGISTRATION AND TRANSFER. This Note is issuable only as a fully registered note without coupons. As provided in the Resolution, and subject to certain limitations set forth therein, this Note is transferable upon the books of the Authority kept for that purpose, at the principal office of the Authority, by the Owner hereof in person or by such Owner's attorney duly authorized in writing, upon surrender of this Note together with a written instrument of transfer satisfactory to the Authority, duly executed by the Owner. Upon such transfer or exchange and the payment by the Owner of any tax, fee, or governmental charge required to be paid by the Authority with respect to such transfer or exchange, there will be issued in the name of the transferee a new Note of the same aggregate principal amount, bearing interest at the same rate and maturing on the same dates.

    This Note shall not be transferred to any person other than an affiliate, or other related entity, of the Owner unless the Authority has been provided with an opinion of counsel from the transferor and an investment letter from the transferee, in a form satisfactory to the Authority, establishing that such transfer is exempt from registration and prospectus delivery requirements of federal and applicable state securities laws.

    IT IS HEREBY CERTIFIED AND RECITED that all acts, conditions, and things required by the Constitution and laws of the State of Minnesota to be done, to exist, to happen, and to be performed in order to make this Note a valid and binding limited obligation of the Authority according to its terms, have been done, do exist, have happened, and have been performed in due form, time and manner as so required.

    IN WITNESS WHEREOF, the Board of Commissioners of the Brooklyn Park
Economic Development Authority has caused this Note to be executed with the manual signatures of its President and Executive Director, all as of the Date of Original Issue specified above.

BROOKLYN PARK ECONOMIC DEVELOPMENT AUTHORITY


/s/ JOE ENGE                                /s/ D. A. SEBOK
------------------------------              ------------------------------
    President, Vice                              Executive Director


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                               REGISTRATION PROVISIONS

    The ownership of the unpaid balance of the within Note is registered in the bond register of the Authority, in the name of the person last listed below.

    Date of                                                  Signature of
  Registration               Registered owner              Executive director
  ------------               ----------------              ------------------

February 6,1997         AVECOR Cardiovascular Inc.         /s/ D. A. SEBOK
                        7611 Northland Drive North
                        Brooklyn Park, MN  55443
                        Federal Tax I.D.:  41-1695729


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                                     ATTACHMENT A

                              PAYMENTS AND PAYMENT DATES

                                                                 TOTAL
        DATE            PRINCIPAL           INTEREST            PAYMENT
        ----            ---------           --------            -------

August 1, 1998            50,892             46,564             97,456
February 1, 1999          53,310             44,146             97,456
August 1, 1999            55,842             41,614             97,456
February 1, 2000          58,494             38,962             97,456
August 1, 2000            61,273             36,183             97,456
February 1, 2001          64,183             33,273             97,456
August 1, 2001            67,232             30,224             97,456
February 1, 2002          70,425             27,031             97,456
August 1, 2002            73,771             23,685             97,456
February 1, 2003          77,275             20,181             97,456
August 1, 2003            80,945             16,511             97,456
February 1, 2004          84,790             12,666             97,456
August 1, 2004            88,818              8,638             97,456
February 1, 2005          93,042              4,419             97,461
                         980,292            384,097           1,364,389


*NOTE: THESE PAYMENTS ARE SUBJECT TO AND RESTRICTED BY SECTION 4.3(d) OF INDIVIDUAL DEVELOPMENT AGREEMENT #5 BY AND BETWEEN THE AUTHORITY AND RYAN.


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